Ool.t or

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Spruce Biosciences, Inc.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On June 12, 2025, Spruce Biosciences, Inc. issued the following press release.

Spruce Biosciences Announces Conditional Nasdaq Approval to Resume Trading on the Nasdaq Capital Market

Relisting Contingent Upon Stockholder Approval of Reverse Stock Split

Trading on Nasdaq Capital Market Anticipated to Commence On or Before August 5, 2025

SOUTH SAN FRANCISCO, Calif.– June 12, 2025 –Spruce Biosciences, Inc. (OTC: SPRB) (“Spruce”), a late-stage biopharmaceutical company focused on developing and commercializing novel therapies for neurological disorders with significant unmet medical need, announced that it has received approval from The Nasdaq Stock Market LLC (“Nasdaq”) to resume trading of its common stock on the Nasdaq Capital Market subject to Spruce regaining compliance with Nasdaq’s minimum bid price requirement on or before August 5, 2025.

“We are pleased by Nasdaq’s decision to lift its trading suspension and resume trading of our common stock on or before August 5, 2025, subject to our compliance with the minimum bid price requirement,” said Samir Gharib, President and Chief Financial Officer of Spruce. “We are diligently working to regain compliance with the minimum bid price requirement by seeking stockholder approval to effect a reverse stock split of our common stock at our upcoming 2025 Annual Meeting of Stockholders. We strongly encourage all stockholders entitled to vote at the 2025 Annual Meeting of Stockholders to vote in favor of the reverse stock split proposal (Proposal No. 3).”

The Board of Directors of Spruce believes that the approval of Proposal No. 3 regarding the reverse stock split is in the best interests of Spruce and its stockholders for the following reasons:

•
regaining compliance with Nasdaq’s minimum bid price requirement ensures that the company’s common stock can resume trading on the Nasdaq Capital Market;
•
a higher stock price may generate investor interest in the company, enable potential future financing activity and help the company attract and retain employees;
•
some institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of the company’s common stock;
•
brokerage firms may be reluctant to recommend lower-priced securities to their clients and investors may be discouraged from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks; and
•
since analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks, many investment funds are reluctant to invest in lower priced stocks.

Spruce encourages all stockholders of record on May 30, 2025 who have not yet voted to do so by 11:59 p.m. Eastern Time on July 21, 2025.

The 2025 Annual Meeting of Stockholders will be held in a virtual-only format at 11:00 a.m. Pacific Time on July 22, 2025, which can be accessed at http://www.virtualshareholdermeeting.com/SPRB2025 and entering the 16‐digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

About Spruce Biosciences

Spruce Biosciences is a late-stage biopharmaceutical company focused on developing and commercializing novel therapies for neurological disorders with significant unmet medical need. To learn more, visit www.sprucebio.com and follow us on X, LinkedIn, Facebook and YouTube.

Participants in the Solicitation

Spruce and its directors, executive officers, and certain employees and other persons may be deemed to be participants in the solicitation of proxies from the company's stockholders in connection with the business to be conducted at the 2025 Annual Meeting of Stockholders. Investors and security holders may obtain more detailed information regarding the names, affiliations, and interests of the company's directors and executive officers in Spruce’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2025 (as amended on June 6, 2025) in connection with the company’s 2025 Annual Meeting of Stockholders as well as the company’s other filings with the SEC, all of which may be obtained free of charge at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, our business, operations, financial performance and condition; the potential to have our common stock resume trading on the Nasdaq Capital Market; the potential benefits of approving and implementing a reverse stock split; and the timing, date and location of our 2025 Annual Meeting of Stockholders. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate”, “may,” “will”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Spruce’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Spruce’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Spruce’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Spruce undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Spruce Media
Katie Beach Oltsik
Inizio Evoke Comms
(937) 232-4889
Katherine.Beach@inizioevoke.com
media@sprucebio.com

Spruce Investors
Samir Gharib
President and CFO
Spruce Biosciences, Inc.
investors@sprucebio.com